Exhibit 99.1

PRESS RELEASE

ABH (NYSE, TSX)

AbitibiBowater Announces Action Plan to

Address Market Challenges

Curtails Paper Production Capacity by 1 Million Metric Tons
Projects $375 Million in Annualized Synergies in 2008, One Year Ahead of Plan
Initiates a Further 20% Reduction in SG&A Costs in 2009

MONTREAL, CANADA, December 4, 2008 - AbitibiBowater Inc. today announced several actions aimed at creating a more flexible and responsive operating platform, addressing ongoing volatility in exchange rates, energy and fiber pricing, as well as structural challenges in the North American newsprint industry. These efforts are a continuation of the Company's comprehensive strategic review.

Approximately 830,000 metric tons of newsprint, 110,000 metric tons of specialty grades and 70,000 metric tons of coated grades will be removed from the marketplace. Capacity reductions include:

The permanent closure by the end of the first quarter of 2009 of the Grand Falls, Newfoundland and Labrador newsprint mill, representing 205,000 metric tons;
The permanent closure by the end of 2008 of the Covington, Tennessee paper converting facility, representing 70,000 metric tons of coated grades;
The immediate idling, until further notice, of the Alabama River newsprint mill, in Alabama, representing 265,000 metric tons;
The immediate idling, until further notice, of two paper machines (#1 and #2) in Calhoun, Tennessee, representing 230,000 metric tons of capacity, including 120,000 metric tons of newsprint and 110,000 metric tons of specialty grades; and
On a revolving basis, approximately 20,000 metric tons of monthly newsprint downtime at other facilities across the organization until market conditions improve.

The Company has achieved $320 million in annualized synergies through September 30, 2008 and believes it will reach its targeted run rate of $375 million of annualized synergies by year-end 2008, one full year ahead of plan. AbitibiBowater also has initiated a further 20% reduction in selling, general and administrative (SG&A) costs in 2009, representing a $60 million reduction compared to its fourth quarter 2008 run rate.

"Today's announcement is consistent with previous actions and demonstrates our ongoing commitment to be a stronger, more competitive organization," stated President and Chief Executive Officer David J. Paterson. "The North American newsprint market continues to contract and our customers have told us they anticipate further decline. International customers have also indicated that export growth will not be as strong in the coming year. We have the resolve to adapt to these realities and to set the stage for continued quarter-over-quarter improvements."

Despite sustained efforts and discussions with government and unions, the permanent closure of the Grand Falls facility is a result of declining newsprint demand and high delivered cost. Idlings of machines at Calhoun and the Alabama River newsprint mill reflect softening markets for the products produced at these facilities and the non-competitive cost structure of southern U.S. electrical suppliers.

AbitibiBowater estimates it will incur cash closure costs of approximately $45 million related to severance and other closure charges as a result of these actions. The majority of these closure costs will be paid during the second quarter of 2009. A fourth quarter 2008 non-cash asset impairment charge of approximately $180 million will be taken to reflect the permanent closure of the Grand Falls mill and Covington paper converting facility.

"We will make every effort to help mitigate the effects of these capacity reductions, as we are mindful of the impact they will have on affected employees and communities," added Paterson. "Stakeholders made efforts to develop viable solutions to keep these operations running, however, after careful deliberation, these decisions were necessary given current market and economic realities."

A total of approximately 1,100 employees are affected by these capacity reductions.

The steps announced today are designed to better position the Company for the future, an objective that is in the long-term interest of AbitibiBowater stakeholders. The Company remains committed to customer service and delivery of a high-quality product and will work closely with customers to ensure a smooth transition.

AbitibiBowater will continue to assess its business, taking necessary actions to better position the Company in the global marketplace.

AbitibiBowater produces a wide range of newsprint, commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. AbitibiBowater owns or operates 25 pulp and paper facilities and 30 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, the Company is also among the world's largest recyclers of old newspapers and magazines, and has more third-party certified sustainable forest land than any other company in the world. AbitibiBowater's shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

Contacts

Investors Duane Owens Vice President, Finance 864 282-9488	Media and Others Seth Kursman Vice President, Communications and Government Affairs 514 394-2398 seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  They include, for example, statements about our planned reduction of newsprint and commercial printing papers capacity, the closure or idling of certain of our production facilities, our ability to realize targeted synergies and cost reductions, our financial performance, our ability to maintain and improve product quality and customer service levels, and our business outlook, strategies, and assessment of market conditions.  Forward-looking statements may be identified by the use of forward-looking terminology such as the words "will", "could", "expects", "believes", "anticipates", "projects" and other terms with similar meaning indicating possible future events or actions or potential impact on the business or stockholders of AbitibiBowater.

These forward-looking statements are not guarantees of future performance.  They are based on management's assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially.  These risks and uncertainties include, but are not limited to: an inability to reduce newsprint and commercial printing capacity as quickly as anticipated; worsening industry conditions; decreased demand for our paper products; actions of competitors; the risk that expected cost savings and synergies may not be fully realized or may take longer to realize than expected; the costs of raw materials such as energy, chemicals and fiber; and, potential disruptions from the curtailments that may make it more difficult to maintain relationships with customers, employees and suppliers.  Additional factors are listed from time to time in AbitibiBowater's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities, including those factors contained in the company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, and the company's Annual Report on Form 10-K for the twelve months ended on December 31, 2007, under the caption "Risk Factors."  All forward-looking statements in this news release are expressly qualified by information contained in the company's filings with the Securities and Exchange Commission and the Canadian securities regulatory authorities. AbitibiBowater disclaims any obligation to update or revise these forward-looking statements.

Any information about industry or general economic conditions contained in this news release is derived from third-party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.